UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2007

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 17, 2006, Navistar International Corporation (the “Company”) announced that it would not file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended October 31, 2005 (the “Annual Report”) on time due to ongoing discussions with its registered public accounting firm, on a number of complex and technical accounting issues. To date, the Company has not filed its Annual Report with the SEC. As a result, the Registration Statements on Form S-8 which register shares of the Company’s common stock that are acquired pursuant to the employee benefit plans set forth below, among others, are not available for use until the Company is current in its SEC reporting requirements. Consequently, the Company is precluded from issuing shares upon the exercise of stock options granted under the Company’s (1) 1994 Performance Incentive Plan, (2) 1998 Supplemental Stock Plan, (3) 1998 Interim Stock Plan, (4) 1998 Non-Employee Directors Stock Option Plan and (5) 2004 Performance Incentive Plan (collectively, the “Stock Option Plans”).

In order to clarify the Company’s intent in administering the Stock Option Plans, on April 16, 2007, the Compensation Committee of the Board of Directors of the Company and the Board of Directors itself with respect to the 1998 Non-Employee Directors Stock Option Plan, approved certain technical amendments, including an amendment to each of the Stock Option Plans to clarify the Company’s intention that plans shall be governed by and construed in accordance with applicable Federal laws and, to the extent not inconsistent with or pre-empted by, the laws of the State of Delaware. To this extent, the amendments expressly provided that the receipt, exercise, issuance and disposition of any award is expressly conditioned upon and subject to any and all limitations, restrictions, prohibitions imposed by applicable law, including federal and state securities laws.

In addition, the 2004 Performance Incentive Plan was amended to clarify that the 10 or more years of continuous service under the definition of “Qualified Retirement” was limited to full-time employees of the Company.

Reference is hereby made to the attached resolutions/plan amendments containing all of the detailed terms and conditions of such amendments to each of the Stock Option Plans and such resolutions/plan amendments are hereby incorporated herein by such reference.

In addition, as previously disclosed in the Company’s Current Report on Form 8-K dated October 23, 2006, the Board of Directors extended the expiration date of an option to purchase 2,000 shares of Company Common Stock granted to Mr. John Correnti on December 18, 1996 in connection with his service as a director of the Company. The option expiration date had been extended until 30 days after the Company’s blackout trading restriction expires. On April 16, 2007, the Company and Mr. Correnti agreed to cancel this extension and accordingly those options have expired unexercised.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(c)	Exhibits

	Exhibit No.	Description	Page

10.69
Amendment to the Company’s 1994 Performance Incentive Plan, 1998 Interim Stock Plan, 1998 Supplemental Stock Plan and 2004 Performance Incentive Plan; and a recommendation to the Company’s 1998 Non-Employee Directors Stock Option Plan
E-1

	10.70	Amendments to the Company’s 1998 Non-Employee Directors Stock Option Plan	E-7

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward -looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions , including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company’s other liquidity sources, to repay any amounts due should any of the company’s debt become accelerated, and decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company’s future orders and other services, which would require the company to pay cash and which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 8-K filed on April 12, 2006. In addition, until the previously announced review by the company of its accounts is concluded, no assurance can be given with respect to the financial statement adjustments, impacts and period resulting for such review, if any, nor can there be any assurance that additional adjustments to the financial statements of the company will not be identified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: April 20, 2007	/s/ William A. Caton
William A. Caton Executive Vice President and Chief Financial Officer